Exhibit 10.5

NICOLET BANKSHARES, INC.
2011 LONG TERM INCENTIVE PLAN

NICOLET BANKSHARES, INC.
2011 LONG TERM INCENTIVE PLAN

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NICOLET NATIONAL BANKSHARES, INC.
2011 LONG-TERM INCENTIVE PLAN

SECTION I.  DEFINITIONS

1.1           Definitions.  Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)           “Affiliate” means:

(1)           Any Subsidiary or Parent;

(2)           An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)           Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)           “Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

(c)           “Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(d)           “Awards” means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.

(e)           “Board of Directors” means the board of directors of the Company.

(f)            “Cash Performance Award” means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

(g)           “Code” means the Internal Revenue Code of 1986, as amended.

(h)           “Committee” means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee.

(i)            “Company” means Nicolet Bankshares, Inc., a bank holding company incorporated under the laws of Wisconsin.

(j)            “Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant.  If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time.  In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(k)           “Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(l)           “Fair Market Value” means the value of a share of Stock as of a date, determined as follows:

(1)           if the shares of Stock are readily tradable or reported on an established securities market, Fair Market Value of the Stock may be determined based upon the last sale before or the first sale after such date, the closing price on the trading day before or the trading day of such date, the arithmetic mean of the high and low prices on the trading day before or the trading day of such date, or any other reasonable method using actual transactions in the Stock as reported by such market or system; or

(2)           if the shares of Stock are not readily tradable or reported on an established securities market, Fair Market Value shall mean the fair market value of a share of Stock determined by the reasonable application of a reasonable valuation method, where such valuation method is based on the facts, circumstances, and all other available information that are material to the value of the Company as of the valuation date.

An “established securities market” includes a national securities exchange which is registered under section 6 of the Securities Exchange Act of 1934; a foreign national securities exchange which is officially recognized, sanctioned, or supervised by governmental authority; and any over-the-counter market.  For purposes of Clause (1), Fair Market Value of a share of Stock also may be determined using an average selling price during a specified period that is within thirty (30) days before or thirty (30) days after the applicable determination date provided that the process under which the Award is granted irrevocably specifies the commitment to the grant with a price set using such an average selling price before the beginning of the specified period.  For purposes of Clause (2), the use of a value previously calculated under a reasonable valuation method is not reasonable as of a later date if such calculation fails to reflect information available after the date of the calculation that may materially affect the value of the Company or if the value was calculated with respect to a date that is more than twelve (12) months earlier than the date for which the valuation is being used.  For purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with any other applicable requirements of Code Section 409A.  Notwithstanding anything to the contrary in this Section 1.1(l), for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

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(m)          “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(n)           “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(o)           “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(p)           “Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock.  Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

(q)           “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(r)            “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(s)           “Participant” means an individual who receives an Award hereunder.

(t)            “Plan” means the Nicolet Bankshares, Inc. 2011 Long Term Incentive Plan.

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(u)           “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1)           in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

(2)           in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient either (A) upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (B) if, with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date is actually paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or

(3)           in any case, as may otherwise be permitted under Code Section 409A.

(v)           “Stock” means the Company’s common stock.

(w)           “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

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(x)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(y)           “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement.  The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2  THE LONG-TERM INCENTIVE PLAN

2.1           Purpose of the Plan.  The Plan is intended to (a) provide incentives to certain officers, employees, and directors of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, and directors by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, and directors.

2.2           Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, five hundred thousand (500,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options.  Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.  For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan.

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2.3           Administration of the Plan.  The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, and directors of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan.  Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions are final and binding on all Participants.  Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee.  Vacancies on the Committee shall be filled by the Board of Directors.

2.4           Eligibility and Limits.  Awards may be granted only to officers, employees, and directors of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary.  In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s).

SECTION 3  TERMS OF AWARDS

3.1           Terms and Conditions of All Awards.

(a)           The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)           Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance goals, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance goals, if any, that must be achieved as a condition to vesting or settlement of the Award.  Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

(c)           The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

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(d)           Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

(e)           After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

3.2           Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by an Award Agreement.  At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option.  Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent.  At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option.  An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)           Option Price.  Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted.  With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.

(b)           Option Term.  Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted.  Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted.  The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.

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(c)           Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(i)            by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii)             in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii)          by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.

(d)           Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e)           Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided further, that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

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(f)           Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)           No Reload Grants.   Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(h)           No Repricing.  Except as provided in Section 5.2, without the approval of the Company’s stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered, Stock, cash, or any other Award.

3.3           Terms and Conditions of Stock Appreciation Rights.  Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant.

(a)           Settlement.  Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Exercise.  Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

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(c)           No Repricing.  Except as provided in Section 5.2, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.

 3.4           Terms and Conditions of Other Stock-Based Awards.  An Other Stock-Based Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of shares of Stock granted by the Committee, (ii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee or (iii) dividend equivalents on a specified or a determinable number, or a percentage or multiple of a specified number, of shares of Stock determined by the Committee.  At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the performance goals, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

(a)           Payment.  Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Payment.  Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part.

3.5           Terms and Conditions of Cash Performance Awards.  A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee.  At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the performance goals, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

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(a)           Payment.  Payment in respect of Cash Performance Awards shall be made by the Company in cash.

(b)           Conditions to Payment.  Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.

3.6           Treatment of Awards on Termination of Service.  Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan.  The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4  RESTRICTIONS ON STOCK

4.1           Escrow of Shares.  Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”).  Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program.  During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held.  Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

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4.2           Restrictions on Transfer.  The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program.  Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void.  The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5  GENERAL PROVISIONS

5.1           Withholding.  The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government.  Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award.  A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

5.2           Changes in Capitalization; Merger; Liquidation.

(a)           The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); and the Exercise Price of each outstanding Option and the threshold price of each outstanding Stock Appreciation Right, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

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(b)           In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Award Agreement or Award Program), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)           Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment.  Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d)           The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3           Cash Awards.  The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

5.4           Compliance with Code.

(a)           Code Section 422. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

13

(b)           Code Section 409A. Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A.  If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.5           Right to Terminate Employment or Service.  Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, or director of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.6           Non-Alienation of Benefits.  Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void.  No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7           Restrictions on Delivery and Sale of Shares; Legends.  Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws.  The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

14

5.8           Listing and Legal Compliance.  The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9           Termination and Amendment of the Plan.  The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws.  The Board of Directors shall consider that to preserve the Plan’s ability to grant Incentive Stock Options, stockholder approval is required for any amendment to the Plan that increases the number of shares of Stock available for the grant of Incentive Stock Options under the Plan, changes the employees (or class of employees) eligible to receive Incentive Stock Options under the Plan, or if the Plan is assumed in connection with a corporate transaction which results in a change in either the granting corporation or the stock available for purchase or grant under the Plan; provided, however, if the consolidation agreement fully describes the Plan and such agreement is approved by the stockholders, no further stockholder approval of the Plan shall be required.  No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

5.10         Stockholder Approval.  The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company.  If such approval is not obtained, any Award granted hereunder will be void.

5.11         Choice of Law.  The laws of the State of Wisconsin shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12         Effective Date of Plan.  The Plan shall become effective as of the date the Plan was approved by the Board of Directors, regardless of the date the Plan is signed.

IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of March 15, 2011.

NICOLET BANKSHARES, INC.

By:	/s/ Michael E. Daniels

Title:	EVP/Secretary

FORM OF

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE NICOLET BANKSHARES, INC.

2011 LONG TERM INCENTIVE PLAN

THIS AWARD is made as of the Grant Date by NICOLET BANKSHARES, INC. (the “Company”) to _____________________ (the “Employee”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Employee a nonqualified stock option (the “Option”), as described below, to purchase the Option Shares.

A.	Grant Date:____________________

B.	Type of Option: Nonqualified Stock Option.

C.	Plan under which granted: Nicolet Bankshares, Inc. 2011 Long Term Incentive Plan

D.	Option Shares: All or any part of ____________________ shares of the Company’s $.01 par value common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.	Exercise Price: $_____________________ per share, subject to adjustment as provided in the attached Terms and Conditions.

F.

Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends, generally, on the earliest of (a) the tenth (10th) anniversary of the Grant Date (unless the Employee is an Over 10% Owner, in which case the fifth (5th) anniversary of the Grant Date); (b) ninety (90) days following the date the Employee ceases to be an employee of the Company or any Parent or Subsidiary except as provided under clause (c) and except for any involuntary termination of employment for misconduct, as determined in the discretion of the Committee, which will result in a cancellation of the option award; or (c) one (1) year following the date the Employee ceases to be an employee of the Company or any Parent or Subsidiary due to death or Disability; provided that the Option may be exercised as to no more than the vested Option Shares, determined pursuant to the Vesting Schedule. Note that other limitations to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.	Vesting Schedule: The Option Shares shall become vested in accordance with Schedule 1 hereto.

IN WITNESS WHEREOF, the Company and Employee have signed this Award as of the Grant Date set forth above.

Nicolet Bankshares, Inc.

By:	/s/ Michael E. Daniels
	Michael E. Daniels	Employee
Executive Vice President & Secretary

TERMS AND CONDITIONS
TO THE
NONQUALIFIED STOCK OPTION AWARD
PURSUANT TO THE NICOLET BANKSHARES, INC.
2011 LONG TERM INCENTIVE PLAN

1.            Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the Nicolet Bankshares, Inc. 2011 Long Term Incentive Plan:

(a)           the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Employee desires to exercise all or any portion of the Option; and

(b)           payment to the Company of the Exercise Price multiplied by the number of Option Shares being purchased (the “Purchase Price”) as provided in Section 3.

(c)          Notwithstanding any other provision of this Agreement, in the event that the capital of the Company or the Bank falls below the minimum requirements determined by the primary federal regulator of the Company (the “Regulator”), the Regulator may direct the Company to require the Employee to exercise, or otherwise forfeit, the Option in whole or in part. If the Regulator gives such direction, the Company will notify the Employee within forty-five (45) days from the date the Regulator notifies the Company in writing that the Employee must exercise, or otherwise forfeit, the Option in whole or in part. If the Employee does not exercise the Option in accordance with the Company’s direction within twenty-one (21) days of the Company’s notification to the Employee, the Committee may provide for the cancellation of the Option.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price and any tax withholding liability, to the extent applicable, the Company shall cause to be issued a certificate representing the Option Shares purchased.

2.            Withholding. To the extent necessary, the Employee must satisfy his federal, state, and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation at the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise (i) in cash; (ii) by tendering shares of Common Stock which have been owned by the Employee for at least six (6) months prior to the date of exercise having a Fair Market Value equal to the withholding obligation; (iii) by electing, irrevocably and in writing (the “Withholding Election”), to have the smallest number of whole shares of Common Stock withheld by the Company which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (iv) by any combination of the above. Employee may make a Withholding Election only if the following conditions are met:

(a)           the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form attached hereto as Exhibit 2; and

Terms and Conditions - Page 1 of

(b)           any Withholding Election will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election.

3.             Purchase Price. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made as follows:

(a)	in cash or cash equivalents (e.g., certified check);

(b)           in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended;

(c)           by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; or

(d)           by having a number of shares of stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

4.             Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Employee upon exercise of the Option are issued to the Employee, the Employee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or the attached Award otherwise provides.

5.             Restriction on Transfer of Option and of Option Shares. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Employee only by the Employee (or in the event of his Disability, by his personal representative) and after his death, only by his legatee or the executor of his estate.

6.             Right of First Refusal.

(a)           Required Notice. If, prior to the effective date of any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 or any comparable statement under any similar federal statute then in force in which the equity securities are sold or prior to a Change in Control, the Employee (or, if the Option Shares are owned or held by a transferee, such transferee) shall receive a bona fide offer from a third party to purchase any number of Option Shares held by the Employee pursuant to the exercise of this Option (the “Exercised Option Shares”), which offer the Employee or such transferee desires to accept, the Employee or such transferee, as the case may be, before consummating the sale to such third party, shall notify the Company in writing of such offer, which notice shall state the number of Exercised Option Shares subject to such offer and the price and terms of payment offered by such third party. The Company shall have thirty (30) days after receipt by it of such notice within which to notify the Employee or such transferee, as the case may be, in writing, of its election to purchase, or cause its designee to purchase, all or a portion of the Exercised Option Shares which are the subject of such third party offer at the same price and upon the same terms and conditions as are contained in such third party offer (subject to the provisions of Section 6(c)(iii)). Failure by the Company to give such written notice within such thirty (30) day period shall constitute a rejection of such offer by the Company.

Terms and Conditions - Page 2 of 5

(b)           Consummation of Purchase. If the Company shall reject such offer or fail timely to accept such offer, or if after timely accepting such offer the Company, or its designee, shall fail timely to consummate the purchase of the Exercised Option Shares which are the subject of that offer, then the Employee or such transferee, as the case may be, shall be free to sell the Exercised Option Shares which are the subject of such third party offer to the third party at the price and upon the same terms and conditions as are set forth in the third party offer; provided, however, if the Employee or such transferee, as the case may be, does not consummate such sale to the third party within sixty (60) days after rejection by the Company of such offer or, if such offer is timely accepted by the Company, after failure of the Company, or its designee, timely to consummate such purchase, the Exercised Option Shares which were the subject of such third party offer or agreement shall once again become subject to the provisions of this Section 6, and any subsequent disposition of such Exercised Option Shares shall be made only after compliance with the terms of this Section 6. If the Company timely accepts such offer, the consummation by the Company, or its designee, of the purchase of the Exercised Option Shares which are the subject of that offer shall be held at the offices of the Company not later than thirty (30) days following the date the Company gives written notice of its acceptance of such offer.

(c)           Payment. The price for Exercised Option Shares repurchased by the Company shall be payable at the election of the Company as follows:

(i)            Upon the terms of payment as are contained in the third party offer; or

(ii)           All in cash at the closing; or

(iii)         If the purchase price equals or exceeds $10,000, the Company may pay all or a portion of the purchase price in substantially equal installments over a three-year period. Interest on the unpaid balance shall be at the “prime rate” reported in the Wall Street Journal on the first business day preceding the date of repurchase. If the Company elects to pay any portion of the purchase price in installments, the Company shall have the right to pay the entire remaining purchase price at any time during the installment period.

(d)           The rights of the Company and the obligations of the Employee under this Section 6 are in addition to and not in lieu of any first refusal rights of the Company and obligations of the Employee under any other agreement.

7.             Changes in Capitalization.

(a)           If the number of shares of Common Stock shall be increased or decreased by reason of a subdivision or combination of shares of Common Stock, the payment of a stock dividend in shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company, an appropriate adjustment shall be made by the Committee, in a manner determined in its sole discretion, in the number and kind of Option Shares and in the Exercise Price.

Terms and Conditions - Page 3 of 5

(b)           If the Company shall be the surviving corporation in any merger consolidation, reorganization, extraordinary dividend, spin-off or other change in the capital structure of the Company, the Employee shall be entitled to purchase the number and class of securities to which a holder of the number of shares of Common Stock subject to the Option at the time of the transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment, where appropriate, shall be made in the Exercise Price. In the event of a Change in Control or other corporate transaction pursuant to which the Company is not the surviving entity, the Committee may provide for the assumption of the Option by the surviving entity or the substitution of a new option, adjusted in a manner similar to that contemplated by the immediately preceding sentence; however, if the surviving entity does not agree to the assumption or substitution of the Option, the Committee may elect to terminate the Option Period as of the effective date of the Change in Control in consideration of the payment to the Employee of the sum of the difference between the then aggregate Fair Market Value of the Common Stock and the aggregate Exercise Price for each vested Option Share which has not been exercised as of the effective date of the Change in Control. A dissolution or liquidation of the Company shall cause the Option to terminate as to any portion thereof not exercised as of the effective date of the dissolution or liquidation.

(c)           The existence of the Plan and the Option granted pursuant to this Agreement shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

8.            Special Limitation on Exercise. No purported exercise of the Option shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Employee (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option exercise, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

9.            Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

10.          Governing Laws. This Award and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Wisconsin.

11.          Successors. This Award and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Employee and the Company.

Terms and Conditions - Page 4 of 5

12.           Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

13.           Severability. In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

14.           Entire Agreement. Subject to the terms and conditions of the Plan, the Award and the Terms and Conditions express the entire understanding of the parties with respect to the Option.

15.           Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award or these Terms and Conditions and shall be void and without effect.

16.           Headings and Capitalized Terms. Section headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions. Capitalized terms used, but not defined, in either the Award or the Terms and Conditions shall be given the meaning ascribed to them in the Plan.

17.           Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

18.           No Right to Continued Retention. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Employee the right to continued employment with the Company or any affiliate.

Terms and Conditions - Page 5 of 5

EXHIBIT 1

NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE
COMMON STOCK OF
NICOLET BANKSHARES, INC.

Name
Address

SSN

Nicolet Bankshares, Inc.
Post Office Box 23900
Green Bay, Wisconsin 54305-3900
Attn: President

Re:         Exercise of Nonqualified Stock Option

Greetings:

Subject to acceptance hereof by Nicolet Bankshares, Inc. (the “Company”) and pursuant to the provisions of the Nicolet Bankshares, Inc. 2011 Long Term Incentive Plan (the “Plan”), I hereby give notice of my election to exercise options granted to me to purchase ______________ shares of Common Stock of the Company under the Nonqualified Stock Option Award (the “Award”) dated as of ____________. The purchase shall take place as of __________, 20__ (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

[ ]	by delivery of cash or cash equivalent $___________ for the full purchase price payable to the order of Nicolet Bankshares, Inc.

[ ]
by delivery of the purchase price by _________________________, a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (i.e., a cashless exercises). I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

[ ]
by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

[ ]	by having a number of shares of stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. (i.e., a net exercise).

Exhibit 1 - Page 1 of 3

  The required federal, state and local income tax withholding obligations, if any, on the exercise of the Award shall also be paid on or before the Exercise Date in cash or with previously owned shares of Common Stock, as provided in the Award, or in the manner provided in the Withholding Election previously tendered or to be tendered to the Company no later than the Exercise Date.

  As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

  If the Common Stock being acquired is not registered for issuance to and resale by the Employee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

Exhibit 1 - Page 2 of 3

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Plan.

I further understand and agree to the Right of First Refusal and related transfer restrictions set forth in Section 6 of the Award and that any transferee of the Shares will be required to agree to such restrictions.

Very truly yours,

Date Signed:

AGREED TO AND ACCEPTED:

NICOLET BANKSHARES, INC.

By:	Date Accepted:

Title:

Number of Shares Exercised:

Number of Shares Remaining:

Exhibit 1 - Page 3 of 3

EXHIBIT 2

NOTICE OF WITHHOLDING ELECTION
NICOLET BANKSHARES, INC.

TO:

FROM:

RE:	Withholding Election

This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

(1)	My correct name and social security number and my current address are set forth at the end of this document.

(2)           I am (check one, whichever is applicable).

[ ]	the original recipient of the Option.

[ ]	the legal representative of the estate of the original recipient of the Option.

[ ]	the legal guardian of the original recipient of the Option.

(3)
The Option to which this election relates was issued under the Nicolet Bankshares, Inc. 2011 Long Term Incentive Plan (the “Plan”) in the name of _________________________ for the purchase of a total of _________ shares of Common Stock of the Company. This election relates to _______________ shares of Common Stock issuable upon exercise of the Option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4)	In connection with any exercise of the Option with respect to the Common Stock, I hereby elect:

[ ]
to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise.

[ ]	to tender shares held by me for a period of at least six (6) months prior to the exercise of the Option for the purpose of having the value of the shares applied to pay such taxes.

The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise, a Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

(5)	This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

(6)	I understand that this Withholding Election may not be revised, amended or revoked by me.

Exhibit 2 - Page 1 of 2

(7)	I further understand that, if applicable, the Company shall withhold from the shares a whole number of shares having the value specified in Paragraph 4 above.

(8)
The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(9)	Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:
Signature

Social Security Number	Name (Printed)

Street Address

City, State, Zip Code

Exhibit 2 - Page 2 of 2

SCHEDULE 1
VESTING SCHEDULE
NONQUALIFIED STOCK OPTION AWARD
ISSUED PURSUANT TO THE
NICOLET BANKSHARES, INC.
2011 LONG TERM INCENTIVE PLAN

A.	The Option Shares shall become vested Option Shares following completion of the years of service as an employee of the Company or any Parent or Subsidiary as indicated in the schedule below.

Percentage of Option Shares Which are Vested Shares	Years of Service After the Grant Date
0%	Less than	1
20%		1
40%		2
60%		3
80%		4
100%		5 or more

B.
Notwithstanding the foregoing Vesting Schedule, the Option Shares will fully vest if the Employee provides continuous services to the Company or any Parent or Subsidiary following the Grant Date through the date of any of the earlier events listed below:

(a)           in the event of a Termination of Service due to either death or a Disability; or

(b)           the effective date of a Change in Control.

C.
For purposes of the Vesting Schedule, Employee shall be granted a year of service for each twelve-consecutive-month period following the Grant Date and during which Employee continues, at all times, as an employee of the Company or any Parent or Subsidiary. The Employee shall continue to vest in the Option Shares according to the Vesting Schedule so long as the Employee remains in the continuous service of the Company or any Parent or Subsidiary without incurring a Termination of Service, regardless of the reason. There shall be no proration for partial years of service.

D.	Any portion of the Option Shares which have not become vested Option Shares in accordance with this Vesting Schedule before or at the time of Employee’s Termination of Service shall be forfeited.

Schedule 1 – Page 1 of 1

FORM OF
NICOLET BANKSHARES, INC.
RESTRICTED STOCK AWARD

This RESTRICTED STOCK AWARD (the “Award”) is made and entered into as of the Grant Date by and between Nicolet Bankshares, Inc. (the “Company”), a Wisconsin corporation, and ____________________________ (the “Employee”).

Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Employee the Restricted Shares described below pursuant to the Nicolet Bankshares, Inc. 2011 Long-Term Incentive Plan (the “Plan”) in consideration of the Employee’s services to the Company.

A.          Grant Date:  _________________________

B.           Restricted Shares:  ________ shares of the Company’s voting common stock (“Common Stock”).

C.           Vesting:  The Restricted Shares shall become vested, as and to the extent indicated below, only if the Employee remains in the continuous service of the Company and its Affiliates (the “Continuous Service Condition”) through the applicable Vesting Date indicated in the Vesting Schedule below:

Vesting Date	Percentage of Restricted Shares which are Vested Shares

xx/xx/xxx1	33.33% (immediate vest)
xx/xx/xxx2	66.66%
xx/xx/xxx3	100%

The Employee shall continue to vest in Restricted Shares so long as the Employee remains in the continuous service of the Company and its Affiliates without incurring a Termination of Employment, regardless of the reason.

Notwithstanding the foregoing Vesting Schedule, the Continuous Service Condition will be deemed satisfied as to all of the Restricted Shares if the Employee provides continuous services to the Company and/or any Affiliate following the Grant Date through the date of any of the earlier events listed below:

(a)           in the event of a Termination of Employment due to either death or a Disability; or

(b)           the effective date of a Change in Control.

The Restricted Shares which have satisfied (or are deemed to have satisfied) the Continuous Service Condition are herein referred to as the “Vested Shares.”  There shall be no proration for partial years of service.  Any portion of the Restricted Shares which have not become Vested Shares in accordance with this Paragraph C. before or at the time of Employee’s Termination of Employment shall be forfeited.

Award - Page 1 of 2

In the event the vesting date falls on a weekend or a holiday, the Restricted Shares shall vest and shall be issued on the next trading day.

The valuation of these shares is the closing stock price of the date of grant if any shares vest immediately, or otherwise will be based on the closing stock price of the trading day next preceding the actual vesting date.

IN WITNESS WHEREOF, the Company and Employee have signed this Award as of the Grant Date set forth above.

Nicolet Bankshares, Inc.

By:
Employee

Title:

Award - Page 2 of 2

ADDITIONAL TERMS AND CONDITIONS OF
NICOLET BANKSHARES, INC.
RESTRICTED STOCK AWARD

1.             Tax Withholding Obligation.

(a)           Employee’s Obligation.  Employee must deliver to the Company, within two (2) business days after the earlier of (i) the date (the “Vesting Date”) on which any Restricted Shares become Vested Shares, or (ii) the date the Employee makes an election pursuant to Section 83(b) of the Internal Revenue Code as to all or any portion of the Restricted Shares, either cash or a certified check payable to the Company in the amount of all tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the vesting of the Restricted Shares, or the making of an election pursuant to Section 83(b) of the Internal Revenue Code, as applicable, except as provided in Section 1(b).

(b)           Alternative Withholding Election.  If the Employee does not make an election pursuant to Section 83(b) of the Internal Revenue Code, in lieu of paying the withholding tax obligations in cash or by certified check as required by Section 1(a), Employee may elect (the “Withholding Election”) to have the actual number of shares of Common Stock that become Vested Shares reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock, determined as of the applicable Vesting Date, is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the vesting of the Restricted Shares on the applicable Vesting Date.  Employee may make a Withholding Election only if all of the following conditions are met:

(i)           the Withholding Election must be made on or prior to the Vesting Date by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit A attached hereto; and

(ii)          any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to any Withholding Election.

(c)           Broker Facilitated Alternative.  If the shares of Common Stock are being traded by brokers and the Employee is not a “director” or “executive officer”, within the meaning of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002), at the time tax withholding obligations become due, at the request of the Employee, the Committee may make, or authorize the making of, such arrangements with the Employee and a broker, dealer or other “creditor” (as defined by Regulation T issued by the Board of Governors of the Federal Reserve System) acting on behalf of the Employee for the receipt from such broker, dealer or other “creditor” of cash by the Company in an amount necessary to satisfy the Employee’s tax withholding obligations in exchange for delivery of a number of Vested Shares directly to the broker, dealer or other “creditor” having a value equal to the cash delivered.

(d)           Condition to Delivery of Vested Shares; Forfeiture.  Unless and until the Employee provides for the payment of the tax withholding obligations in accordance with the provisions of this Section 1, the Company shall have no obligation to deliver any of the Vested Shares and may take any other actions necessary to satisfy such obligations, including withholding of appropriate sums from other amounts payable to the Employee.  A failure on the part of the Employee to provide for the satisfaction of the tax withholding obligations shall result in a forfeiture of the Restricted Shares.

Terms and Conditions - Page 1 of 6

(e)           Acknowledgement by Employee of Section 83(b) Tax Election Opportunity.  Employee acknowledges that the award of the Restricted Shares constitutes a transfer of property for federal income tax purposes under Section 83 of the Internal Revenue Code and that the Employee shall have the sole responsibility for determining whether to elect early income tax treatment by making an election permitted under Subsection (b) of Section 83 of the Internal Revenue Code and the sole responsibility for effecting any such election in an appropriate and on a timely basis; provided, however, that if Employee makes an election permitted under Subsection (b) of Section 83 of the Internal Revenue Code, Employee is required to provide a copy of such election to the Company within fifteen (15) days of making such election or all Restricted Shares shall be forfeited.

2.             Issuance of Restricted Shares.

(a)          The Company shall issue the Restricted Shares as of the Grant Date in either manner described below, as determined by the Committee in its sole discretion:

(i)           by the issuance of share certificate(s) evidencing Restricted Shares to the Secretary of the Company or such other agent of the Company as may be designated by the Committee or the Secretary (the “Share Custodian”); or

(ii)          by documenting the issuance in uncertificated or book entry form on the Company’s stock records.

Evidence of the Restricted Shares either in the form of share certificate(s) or book entry, as the case may be, shall be held by the Company or Share Custodian, as applicable, until the Restricted Shares become Vested Shares in accordance with the Vesting Schedule.

(b)          If the shares of Common Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Employee is determined by the Committee to be an “affiliate” of the Company, as such term is defined in Rule 144 (“Rule 144”) under the Securities Act, the Restricted Shares (and the Vested Shares resulting therefrom) shall be evidenced only by physical share certificates.

(c)          When the Restricted Shares become Vested Shares, the Company or the Share Custodian, as the case may be, shall deliver the Vested Shares to the Employee or, at the Company’s election, to a broker designated by the Company (the “Designated Broker”) by either physical delivery of the share certificate(s) or book entry transfer, as applicable, for the benefit of an account established in the name of the Employee, in either case, after, to the extent applicable, payment by the Employee of the tax withholding obligations pursuant to Section 1(a) and/or reduced by any Vested Shares withheld and returned to the Company pursuant to Section 1(b) above or delivered to a broker, dealer or other “creditor” as contemplated by Section 1(c) above (such reduced number of Vested Shares are referred to in this Section 2(c) as the “Net Vested Shares”).  If the number of Vested Shares includes a fraction of a share, neither the Company nor the Share Custodian shall be required to deliver the fractional share to the Employee, and the Company shall pay the Employee the amount determined by the Company to be the estimated fair market value therefor.  At any time after receipt by the Designated Broker, the Employee may require that the Designated Broker deliver the Net Vested Shares to the Employee pursuant to such arrangements or agreements as may exist between the Designated Broker and the Employee.

Terms and Conditions - Page 2 of 6

(d)           In the event that the Employee forfeits any of the Restricted Shares, the Company shall cancel the issuance on its stock records and, if applicable, the Share Custodian shall promptly deliver the share certificate(s) representing the forfeited shares to the Company.

(e)           Employee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Employee with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Employee.  The term of such appointment shall commence on the Grant Date of this Award and shall continue until the last of the Restricted Shares are delivered to the Employee as Vested Shares or are returned to the Company as forfeited Restricted Shares or as Vested Shares withheld and returned to the Company pursuant to Section 1(b), as provided by the applicable terms of this Award.

(f)            Until the Restricted Shares become Vested Shares, the Employee shall be entitled to all rights applicable to holders of shares of Common Stock including, without limitation, the right to vote such shares and to receive dividends or other distributions thereon as provided by Section 3, except as otherwise expressly provided in this Award.

(g)           In the event the number of shares of Common Stock is increased or reduced as a result of a subdivision or combination of shares of Common Stock or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock or other transaction such as a merger, reorganization or other change in the capital structure of the Company, the Employee agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian or recorded in book entry form, as applicable, and shall be subject to all of the provisions of this Award as if initially granted hereunder.

3.             Dividends.  The Employee shall be entitled to dividends or other distributions paid or made on Restricted Shares but only as and when the Restricted Shares to which the dividends or other distributions are attributable become Vested Shares.  Dividends paid on Restricted Shares will be held by the Company and transferred to the Employee, without interest, on such date as the Restricted Shares become Vested Shares.  Dividends or other distributions paid on Restricted Shares that are forfeited shall be retained by the Company.

4.             Reserved.

5.             Reserved.

Terms and Conditions - Page 3 of 6

6.             Change in Capitalization.

(a)           The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.  No fractional shares shall be issued in making such adjustment.

(b)           In the event of a merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Common Stock, a Change in Control or similar transaction, an appropriate adjustment may be made with respect to the Restricted Shares such that other securities, cash or other property may be substituted for the Common Stock held by the Share Custodian or recorded in book entry form pursuant to this Award.

(c)          All determinations and adjustments made by the Committee pursuant to this Section will be final and binding on the Employee.  Any action taken by the Committee need not treat all recipients of awards under the Plan equally.

(d)          The existence of the Plan and the Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.             Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of Wisconsin; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Employee resides, and/or any other applicable securities laws.

8.             Successors.  This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

9.             Notice.  All notices, requests, waivers and other communications required or permitted hereunder shall be in writing and shall be either personally delivered, sent by facsimile or by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

If to the Company:	Nicolet Bankshares, Inc.
Attn: Secretary
111 N. Washington Street
Green Bay, Wisconsin 54301

If to the Recipient:	home mailing address as set forth in Company’s payroll records

Terms and Conditions - Page 4 of 6

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  All such notices, requests, waivers and other communications shall be deemed to have been effectively given:  (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) five (5) business days after deposit in the United States Mail postage prepaid by certified or registered mail with return receipt requested at any time other than during a general discontinuance of postal service due to strike, lockout, or otherwise (in which case such notice, request, waiver or other communication shall be effectively given upon receipt) and addressed to the party to be notified as set forth above; or (d) two (2) business days after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth above with next-business-day delivery guaranteed. A party may change its or his notice address given above by giving the other party ten (10) days’ written notice of the new address in the manner set forth above.

10.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.           Entire Agreement.  Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter.  This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12.           Headings and Capitalized Terms.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.  Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in Section 15 or the Plan, as applicable.

13.           Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

14.           No Right to Continued Employment.  Neither the establishment of the Plan nor the grant of the Award made pursuant to this Award shall be construed as giving Employee the right to any continued service relationship with the Company or any Affiliate.

15.           Special Definitions.  For purposes of this Award, the term “Change in Control” means any one of the following events that occurs after the Grant Date:

(a)          the acquisition by any one person, or more than one person acting as a group (other than any person or more than one person acting as a group who is considered to own more than fifty percent (50%) of the total fair market of the stock of the Company prior to such acquisition), of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company;

(b)           within any twelve-month period (beginning on or after the Grant Date) the date a majority of members of Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election;

Terms and Conditions - Page 5 of 6

(c)           within any twelve-month period (beginning on or after the Grant Date) the acquisition by any one person, or more than one person acting as a group, of ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company;

(d)           within any twelve-month period (beginning on or after the Grant Date) the acquisition by any one person, or more than one person acting as a group, of the assets of the Company and its Affiliates, that have a total gross fair market value of eighty-five percent (85%) or more of the total gross fair market value of all of the assets of the Company And its Affiliates, immediately before such acquisition or acquisitions; provided, however, that transfers to the following entities or person(s) shall not be deemed to result in a Change in Control under this subsection (d):

(i)           an entity that is controlled by the shareholders of the Company or an Affiliate, as applicable, immediately after the transfer;

(ii)          a shareholder (determined immediately before the asset transfer) of the Company or an Affiliate, as applicable, in exchange for or with respect to its stock;

(iii)         an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company or an Affiliate, as applicable;

(iv)         a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company or an Affiliate, as applicable; or

(v)          an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in the above subsection (d)(iv).

For purposes of this Section 15, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company or an Affiliate, as applicable.  Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of this Award by reason of any actions or events in which the Employee participates in a capacity other than in the Employee’s capacity as an employee or director of the Company or an Affiliate or as a shareholder of the Company.

Terms and Conditions - Page 6 of 6

EXHIBIT A

NOTICE OF WITHHOLDING ELECTION
NICOLET BANKSHARES, INC.
RESTRICTED STOCK AWARD

TO:           Nicolet Bankshares, Inc.

FROM:	SSN:

RE:          Withholding Election

This election relates to the Restricted Stock Award identified in Paragraph 3 below. I hereby certify that:

(1)          My correct name and social security number and my current address are set forth at the end of this document.

(2)           I am (check one, whichever is applicable).

[  ]           the original recipient of the Restricted Stock Award.

[  ]            the legal representative of the estate of the original recipient of the Restricted Stock Award.

[  ]           a legatee of the original recipient of the Restricted Stock Award.

[  ]            the legal guardian of the original recipient of the Restricted Stock Award.

(3)          The Restricted Stock Award pursuant to which this election relates was issued under the Nicolet Bankshares, Inc. 2011 Long-Term Incentive Plan in the name of _________________ for a total of ______________ shares of Common Stock. This election relates to ______ shares of Common Stock to be delivered upon the vesting of a portion of the Restricted Shares, provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the applicable provisions of the Restricted Stock Award and the Plan.

(4)           In connection with the vesting of all or a portion of the Restricted Shares, I hereby elect:

[ ]
to have certain of the Vested Shares withheld and returned to the Company, rather than delivered to me, for the purpose of having the value of such shares applied to pay minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event.  The fair market value of the Vested Shares to be withheld and returned to the Company shall be equal to the minimum statutory tax withholding requirements under federal, state and local law in connection with the vesting event, reduced by the amount of any cash or certified check payment tendered by me to the Company in partial payment of such tax withholding obligations;

Exhibit A - Page 1 of 2

[ ]	to deliver to the Company, in cash or cash equivalents, the amount necessary to pay minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event; or

[ ]	to have the Company withhold from other wages payable to me the amount necessary to pay minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event.

(5)I understand that this Withholding Election is made prior to the Vesting Date and is otherwise timely made pursuant to Section 1 of the Restricted Stock Award and Section 5.1 of the Plan.  I understand that the Company may disapprove and give no effect to an election choosing either the first or third alternative provided above.

(6)With respect to the first alternative above, I understand that, if this Withholding Election is not disapproved by the Committee, the Company shall withhold from the Vested Shares a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

(7)I understand that if provisions for the satisfaction of applicable tax withholding obligations, in a form acceptable to the Company, are not made on a timely basis, any Restricted Shares that otherwise would have become Vested Shares due to the vesting event shall be forfeited, unless, at the discretion of the Company, the Company elects to withhold from other wages payable to me the amount necessary to pay minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event.

(8)The Plan has been made available to me by the Company.  I have read and understand the Plan and the provisions of the Restricted Stock Award and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met.  Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan or Section 15 of the Restricted Stock Award, as applicable.

Dated:

Signature:

Name (Printed)

Street Address

City, State, Zip Code

Social Security Number

Exhibit A - Page 2 of 2